SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2007

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Luis Carrillo
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
main phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.    Entry into a Material Definitive Agreement.

Employment Agreement with Enrique de Vilmorin.

On December 12, 2007, Ethos Environmental, Inc. (the “Company”) entered into an employment agreement (the “Vilmorin Agreement”) with Enrique de Vilmorin defining the terms of his employment with the Company as Chief Executive Officer.  The effective date of the Vilmorin Agreement is effective January 1, 2007 (the “Effective Date”). The initial term of Mr. Vilmorin’s employment under the Vilmorin Agreement is for five (5) years (unless earlier terminated in accordance with the terms of the Vilmorin Agreement).

THE DESCRIPTION SET FORTH HEREIN OF THE TERMS AND CONDITIONS OF THE VILMORIN AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH AGREEMENT, WHICH IS ATTACHED HERETO AS EXHIBIT 10.1.

Pursuant to the Vilmorin Agreement, Mr. Vilmorin’s annual base salary is $360,000 subject to annual review and, within the discretion of the Board of Directors, adjustment. Mr. Vilmorin is eligible to receive a bonus at the discretion of the Board of Directors, with such bonus payable in cash, shares and/or options. Mr. Vilmorin is also entitled to participate in benefit programs generally available to Company employees, when and if such benefits become available.

Pursuant to the Vilmorin Agreement, Mr. Vilmorin received 5,000,000 shares (the “Vesting Shares”) of the Company’s common stock, par value $0.0001 per share, as bonus consideration for services rendered and for services to be rendered under the Vilmorin Agreement. The Vesting Shares are subject to a repurchase option by the Company, and are also subject to a vesting schedule as set forth in the Vilmorin Agreement.

Mr. Vilmorin has the right, under the Vilmorin Agreement, to resign his employment with “Good Reason,” as that term is defined in the Vilmorin Agreement. The Company has the right, under the Vilmorin Agreement, to terminate Mr. Vilmorin’s employment at any time for “Cause,” as that term is defined in the Vilmorin Agreement. Termination for Cause for certain act(s) or failure(s) to act would not take effect unless and until the Company gives Mr. Vilmorin written notice of the Company’s intention to terminate his employment for Cause, stating in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for Cause is based, and an opportunity to cure such conduct, if possible.  Either party may terminate the Vilmorin Agreement for any reason upon proper written notice in accordance with the terms of the Vilmorin Agreement.

Pursuant to the Vilmorin Agreement, Mr. Vilmorin’s employment with the Company will terminate upon his death or in the event he has a “Disability,” as such term is defined in the Vilmorin Agreement.

If Mr. Vilmorin’s employment is terminated by the Company without Cause or by Mr. Vilmorin with Good Reason, the Vilmorin Agreement provides for payment of Mr. Vilmorin’s base salary through the date of termination.

Subject to the terms of the Vilmorin Agreement, Mr. Vilmorin is prohibited from competing with the Company following termination of his employment for any reason, and is also prohibited from soliciting any of the Company’s employees or affiliates.

A copy of the Vilmorin Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In exchange for an aggregate of $350,000 cash investment received on December 13, 2007, the Company issued a promissory note to Brian Quinn. The promissory note is in the original principal amount of $350,000 and bears no interest. The promissory note is due on December 13, 2008, or upon completion of a financing for an amount equal to or greater than $350,000, whichever comes first.  The foregoing description of the Promissory Note is not complete and is qualified in its entirety by reference to the Promissory Note, which is attached as Exhibit 99.1.

Item 8.01	Other Events

On December 12, 2007, the Company retained the services of Rancho Santa Fe based Netgain Financial, Inc. (“Netgain”) to handle all investor relations matters.

Netgain may be contacted as follows:

Barron Hess
Netgain Financial Inc.
PO Box 651
Rancho Santa Fe, CA 92067
Tel. No.: (877) ETHOS IR

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Ethos Environmental, Inc. and Enrique de Vilmorin dated December 12, 2007
99.1	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2007	Ethos Environmental, Inc.
By: /s/ Thomas W. Maher
Thomas W. Maher, CFO